D·R·HORTON®
America's Builder

DR Horton Sales DHI Sales Contract Cover Page

Project: Baileigh Meadows
Section/Phase:
Lot Address: 2070 Hyacinth Lane
Buyer: Arrived Holdings, Inc

DO NOT MARK ON THIS PAGE

593340076

2769878

14258223

CONTRACT

12 HOME CONFIGURATION

D·R·HORTON®
America's Builder

HOME PURCHASE AGREEMENT

In consideration of the reciprocal covenants stated herein, **D.R. Horton, Inc.**, ("Seller") and **Arrived Holdings, Inc** (collectively, "Purchaser") agree as follows:

1. CONVEYANCE. Seller shall sell to Purchaser and Purchaser shall purchase from Seller all that certain parcel or tract of land with a street address of **2070 Hyacinth Lane, HERNANDO, MS 38632**, more particularly described as Lot **76**, Block , **Baileigh Meadows** Subdivision (the "Lot") in **DESOTO County**, **MS**, together with all improvements thereon and all appurtenances thereto, but less and except all rights, titles and interests to all oil, gas, water, petroleum, natural gas, coal, lignite and other minerals and hydrocarbons, and all geothermal energy and resources, located in whole or in part on, in or under the Lot and / or that may be produced or extracted from the Lot. The interests to be conveyed pursuant to this Home Purchase Agreement (the "Agreement") are hereinafter collectively referred to as the "Property."

2. PURCHASE PRICE AND METHOD OF PAYMENT. Subject to adjustment as may be provided herein, the Purchase Price for the Property shall be: **Three Hundred Twenty Three Thousand Nine Hundred Ninety and 00/100 Dollars ($323,990.00)** to be paid in cash as provided herein. The following is a breakdown of the Purchase Price as of the Effective Date (defined in Section 19 below):

Base Price	**$330,990.00**
Plus Lot Premium	**+ $3,000.00**
Plus Options Selected To Date	**+ $ 0.00**
Minus Option Incentive	**$ 0.00**
Sales Price Adjustment	**<$10,000.00>**
Total Purchase Price	**$323,990.00**

The terms of the subsection (a or b) checked below shall also apply.

☒ **a. No Financing Contingency.**

Purchaser shall pay to Seller the Purchase Price in cash at Closing (see Section 16 below). Within ten (10) business days after the Effective Date, Purchaser shall provide documentation to Seller that will verify to Seller's reasonable satisfaction that Purchaser has the available funds necessary to purchase the Property according to the terms of this Agreement. If Purchaser does not provide such documentation to Seller within that time period, then Seller may at its option terminate this Agreement by providing written notice to Purchaser of termination, in which event Seller shall retain the Earnest Money (see Section 4(b) below) and neither party shall have any further obligation or liability to the other hereunder.

○ **b. Financing Contingency**

(1) Purchaser shall use its best efforts to obtain a loan in the principal amount of no more than percent of the Purchase Price, reduced to the next lowest hundred dollars, (the "Loan") to be secured by a first priority deed of trust on the Property. The proceeds of the Loan, together with the balance of the Purchase Price, shall be paid to Seller by Purchaser in cash or other immediately available funds at Closing.

(2) Purchaser shall apply for the Loan within <u>three (3) business days</u> after the Effective Date. **Failure by Purchaser to apply for the Loan within that time-period or to pursue approval of the Loan diligently thereafter shall constitute a material breach of this Agreement by Purchaser**. Within <u>seven (7) days</u> after the Effective Date, Purchaser shall provide Seller with written evidence from Purchaser's lender confirming that Purchaser has been prequalified for the Loan (the "Prequalification Letter"). Within <u>twenty-one (21)</u> days of the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been conditionally approved (the "Conditional Approval Letter"). Within <u>thirty (30)</u> days after the Effective Date, Purchaser shall provide Seller with a letter from Purchaser's lender confirming that the Loan has been fully and finally approved, with no conditions or contingencies (the "Final Approval Letter"). If Purchaser fails to provide the Prequalification Letter, Conditional Approval Letter or the Final Approval Letter to Seller by the respective deadlines stated above, then Seller, at Seller's option, may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money shall be refunded to Purchaser if Purchaser is not in breach of this Agreement, and thereafter neither party shall have any further liability or obligation to the other hereunder.

(3) Purchaser acknowledges that there are many different loan programs available from many different lenders. If the loan

with HUD/FHA requirements, a written statement by the Federal Housing Commissioner or a Direct Endorsement lender setting forth the appraised value of the Property of not less than **($323,990.00)**. Purchaser shall have the privilege and option of proceeding with consummation of the Agreement without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value or condition of the Property. Purchaser should satisfy himself/herself that the price and condition of the Property are acceptable.

(ii) **Escape Clause for VA Loans.** It is expressly agreed that, if Purchaser applies for and obtains a commitment for an VA-guaranteed mortgage loan, then, notwithstanding any other provisions of the Agreement, Purchaser shall not incur any penalty, by forfeiture of earnest money or any other deposit, or otherwise, nor shall Purchaser be obligated to complete the purchase of the Property if the Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Purchaser shall, however, have the privilege and option of proceeding with the consummation of the Agreement without regard to the amount of the reasonable value established by the Department of Veterans Affairs (Authority: 38 U.S.C. 501, 3703(c)(1)).

(iii) **Additional Funding.** Purchaser agrees that, should Purchaser elect to complete the purchase of the Property at an amount in excess of the appraised value, Purchaser shall pay such excess amount in cash from a source Purchaser agrees to disclose to the FHA or VA (as applicable) and that Purchaser represents will not be from borrowed funds, except as approved by the FHA or VA (as applicable).

3. FINANCIAL INFORMATION. Purchaser acknowledges that Purchaser's financial situation may affect Purchaser's ability to obtain a loan and/or purchase this Property. Purchaser further acknowledges that it is important for the Seller to know Purchaser's financial situation and Purchaser's ability to obtain financing. Purchaser hereby grants permission for the Seller to contact any mortgage company or financial institution to which Purchaser may apply for a loan and to discuss Purchaser's financial situation and prospects of obtaining a loan. Purchaser hereby authorizes any mortgage company or financial institution from which Purchaser may seek a loan to discuss Purchaser's financial status with the Seller and to provide the Seller with any documentation or information regarding said financial status, including but not limited to Purchaser's credit score.

4. EARNEST MONEY.

a. Deposits. The parties acknowledge that Purchaser has paid to Seller a deposit in the amount of **$1,000.00** (the "Initial Deposit"). The Initial Deposit and any additional deposits of earnest money paid by Purchaser to Seller (collectively, the "Earnest Money") shall be deposited with Seller in its trust account upon acceptance of this Agreement by Seller. Deposits of Earnest Money shall be made by Purchaser in accordance with the following schedule:

Earnest Deposits

Due Date	Collection Date	Payment Type	Check Number	Deposit Amount	Collection Amount
08/28/2024				$1,000.00	$1,000.00
	08/28/2024 Note: Wire Transfer	Wire Transfer	0000		$1,000.00
			Total	**$1,000.00**	**$1,000.00**

b. Disbursement. The Earnest Money shall be retained by Seller except as otherwise expressly stated in this Agreement. At Closing, the Earnest Money shall be credited to Purchaser against the Purchase Price; otherwise, the Earnest Money shall be disbursed as provided herein. If any dispute arises between Purchaser and Seller as to the final disposition of all or part of the Earnest Money, Seller may, but shall not be required to, interplead all or any disputed part of the Earnest Money into a court of competent jurisdiction. If Seller interpleads the Earnest Money into a court, Seller shall be entitled to recover the costs of such interpleader, including reasonable attorney's fees incurred in connection with the interpleader, from the Earnest Money.

5. SURVEY. Seller makes no warranty or representation whatsoever regarding any matter that would be shown or revealed by an accurate survey of the Property. Purchaser acknowledges this disclaimer by Seller of any warranty or representation regarding matters of survey, and hereby elects as follows (CHECK APPLICABLE OPTION):

☒ **No Survey** – Purchaser elects not to obtain a current plat of survey of the Property, and Purchaser shall not be charged for a survey at Closing. Purchaser acknowledges that any title insurance policy issued in favor of Purchaser may contain an exception from coverage for all matters that would be revealed by a current survey of the Property.

○ **Survey** – Purchaser elects to obtain a current plat of survey of the Property. As an accommodation to Purchaser, at Closing Seller shall provide Purchaser with a plat of survey of the Property performed by an independent, licensed surveyor for the benefit of Purchaser, showing all structures and other improvements located on the Property as of the date of the survey. The survey shall be suitable for use by Purchaser to obtain title insurance for the Property without the standard exception for matters that would be shown or revealed by a current survey of the Property. Purchaser shall be responsible for the cost of the

7. TITLE EXAMINATION. Purchaser shall have until ten (10) days prior to the Closing Date (as defined in Section 16 below) to examine title to the Property and to furnish Seller with a written statement of any exceptions to insurable title. If Purchaser does not serve Seller with notice of exception to insurable title prior to that date, Purchaser shall have waived any objection to title to the Property as it existed as of the Effective Date. If Purchaser does serve such notice on Seller prior to that date, the notice shall specify and itemize the exceptions to insurable title. If Seller does not remove any exceptions to insurable title within a reasonable time, Purchaser shall have the right to terminate this Agreement and to receive a refund of the Earnest Money and Option Money (as defined in Exhibit A), if any, paid to Seller. Under no circumstances shall Seller be obligated or required to remove or cure any exception to title to the Property that is a permissible exception to insurable title as defined in Section 6 above.

8. DESTRUCTION. If the home built on the Lot is either totally destroyed or substantially damaged (as determined by Seller in its sole discretion) before Closing, either party may terminate this Agreement by written notice to the other within ten (10) days after the date of such destruction. From and after the Closing (see Section 16 below), all risk of loss to the Property shall be upon Purchaser.

9. INSPECTION.

a. Procedure. Prior to Closing, Seller shall have the right to deny access to the Lot to any person at any time, as Seller determines in its sole discretion. However, Purchaser or a professional home inspector contracted by Purchaser shall have the right to enter upon the Property at reasonable times during normal business hours for the purpose of inspecting, examining, testing and surveying the Property, solely at Purchaser's expense, provided that any such inspection must meet the following requirements and conditions (collectively, "Inspections"):

(1) Inspections by Purchaser:

(a) All Inspections by Purchaser must be scheduled through the Community Construction Superintendent. These Inspections must be scheduled at least ten (10) business days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with the Community Construction Superintendent's production schedule.

(b) Seller or its appointed representative shall have the right to accompany Purchaser during the Inspections.

(2) Inspections by an independent professional home inspector:

(a) All Inspections by a professional home inspector must be scheduled through the Community Construction Superintendent. These Inspections must be scheduled at least ten (10) business days in advance, must take place during normal working hours (Mon. – Fri. 8:00AM to 4:00PM) and must be in accordance with the Community Construction Superintendent's production schedule. IF AN INSPECTOR DOES NOT HAVE AN APPOINTMENT ONE WEEK PRIOR TO THE PROPOSED INSPECTION, THE INSPECTOR WILL NOT BE ALLOWED TO PERFORM THE INSPECTION AND WILL BE INSTRUCTED TO RESCHEDULE. SELLER WILL NOT DELAY CONSTRUCTION OR CLOSING TO ACCOMMODATE INSPECTION APPOINTMENTS.

(b) Seller or its appointed representative shall have the right to accompany the home inspector during the Inspection.

(c) The home inspector must be licensed to do business in the State of Mississippi and must furnish to Seller a copy of the inspector's State License Certificate prior to conducting any Inspections.

(d) Prior to each Inspection, the home inspector must furnish Seller with proof that the home inspector has: (i) worker's compensation insurance in accordance with applicable law, (ii) an errors and omissions insurance policy with a limit of no less than $300,000 and otherwise in accordance with applicable law and the guidelines of the Limited Warranty provided pursuant to Section 14(a) below, and (iii) a $300,000.00 General Liability Insurance Policy which names Seller as an additional insured.

Failure by Purchaser to follow the procedures set forth in this subsection shall constitute a material breach of this Agreement. Unauthorized entry onto the Lot or unauthorized activities upon the Lot by Purchaser, its agents or contractors shall constitute a material breach of this Agreement by Purchaser. Purchaser specifically acknowledges that Purchaser may not, under any circumstances, install or construct any equipment, fixtures, structures or other improvements upon the Lot, or modify any of the existing equipment, fixtures, structures or other improvements, at any time and any such unauthorized activities shall constitute a material breach of the Agreement by Purchaser. Purchaser shall not interrupt or otherwise interfere with sales or construction within the Subdivision. Upon completion of any Inspection, Purchaser shall restore the Property to its condition prior to the Inspection.

THE CLOSING SHALL NOT BE DELAYED DUE TO PURCHASER'S FAILURE TO SCHEDULE AND CONDUCT ALL INSPECTIONS SUFFICIENTLY IN ADVANCE OF CLOSING TO ALLOW SELLER TO ADDRESS ISSUES, IF ANY, IDENTIFIED BY THE INSPECTIONS.

b. Purchaser's Indemnity. Purchaser assumes all responsibility for the acts of Purchaser, Purchaser's agents, contractors

d. **Orientation Walkthrough; Punch List**: Prior to Closing, Seller and Purchaser will meet at the Property to conduct a walkthrough inspection and orientation, in accordance with Seller's standard practices (the "Initial Walkthrough"). At the conclusion of the Initial Walkthrough, Purchaser and Seller shall prepare and sign a written list of items on the Property that the parties agree should be corrected, repaired or replaced (hereinafter, the "Punch List"). Seller shall thereafter correct, repair or replace the items listed on the Punch List. Under no circumstances shall Seller be required to correct, repair or replace any items on or of the Property that are not listed on the Punch List signed by Seller. Within a reasonable amount of time after the Initial Walkthrough but prior to Closing, Seller and Purchaser shall meet at the Property to conduct a second walkthrough inspection (the "Final Walkthrough") in order to confirm which items on the Punch List have been corrected, repaired or replaced. At the conclusion of the Final Walkthrough, the parties will prepare and sign an updated Punch List reflecting the current status of each item thereon. Seller's obligation to correct, repair or replace any items that are listed on the Punch List shall survive Closing. UNDER NO CIRCUMSTANCES SHALL CLOSING BE DELAYED DUE TO SELLER'S FAILURE TO COMMENCE OR COMPLETE CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST. UNDER NO CIRCUMSTANCES SHALL FUNDS BE ESCROWED AT CLOSING TO COVER THE COST OF CORRECTION, REPAIR OR REPLACEMENT OF ANY ITEMS ON A PUNCH LIST.

10. REAL ESTATE BROKER AND COMMISSION. SELLER IS A LICENSED REAL ESTATE BROKER IN THE STATE OF MISSISSIPPI. In negotiating this Agreement, Seller has acted as its own Single Agent (see Exhibit B attached hereto and incorporated herein). Purchaser acknowledges that Seller's sales agents are employees of Seller and act on behalf of Seller only and do not represent Purchaser. Purchaser represents to Seller that Purchaser has not employed any real estate broker, agent or finder in connection with this Agreement, other than **Sussane Flynn**, an agent of **Flynn Realty** ("Co-Broker"). Purchaser shall indemnify and hold Seller harmless from and against any and all liabilities, losses, costs, damages and expenses (including attorneys' fees and expenses and costs of litigation) that Seller may suffer or incur because of any claim by any broker, agent or finder, whether or not meritorious, for any compensation with regard to this transaction arising out of any acts or contracts of Purchaser, other than the Co-Broker named above. Notwithstanding any other provision herein, the provisions of this Section shall survive Closing or termination of this Agreement for any reason. Purchaser acknowledges receipt of a copy of the Working with a Real Estate Broker form.

The Listing Company is D.R. Horton, Inc.. The Listing Company is an agent of the Seller.

The Selling Company is Flynn Realty. The Selling Company is (*check up to two boxes*):

☐ An agent of the Seller.
☒ **An agent of the Purchaser.**
☐ **An agent of both Seller and Purchaser and is acting as a disclosed dual agent. If the Selling Company is acting as a disclosed dual agent, the MREC Dual Agency Confirmation Form should be signed by Seller and Purchaser.**
☐ **Assisting ☐ Seller / ☐ Purcha**ser as a Customer only, and not acting as an agent of Seller or Purchaser.

Initials Initial JT Buyer   Initial ARO Seller

11. NO RELIANCE. Purchaser acknowledges that it has not relied upon the advice or representations, if any, of Seller or Seller's salespersons or other agents with regard to the legal and tax consequences of this Agreement or the terms and conditions of any proposed financing of the purchase of the Property. Purchaser acknowledges that if such matters are of concern to Purchaser, Purchaser must obtain independent, professional advice regarding them.

12. WOOD INFESTATION REPORT. At the time of Closing, Seller shall provide Purchaser with a letter or a soil treatment report from a pest-control company licensed in Mississippi certifying that the Lot has been treated within one (1) year of the date of Closing for subterranean termite infestation (the "Termite Certification"). If required by Purchaser's lender, Purchaser may obtain at Purchaser's expense a Wood Infestation Report performed by a pest-inspection company licensed in Mississippi.

13. HAZARDOUS SUBSTANCES. Purchaser acknowledges that Seller makes no representation or warranty with respect to the presence or absence of toxic waste, radon, hazardous materials or other undesirable substances on the Property. SELLER HEREBY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY FOR THE PRESENCE OF ANY SUCH SUBSTANCES IN, ON, UNDER OR ABOUT THE PROPERTY.

14. WARRANTIES AND DISCLAIMER.

a. **Ten-Year Limited Warranty**. At Closing, Seller shall provide Purchaser with a written, ten-year limited warranty on the house administered by Residential Warranty Corporation ("RWC"). The terms and conditions of, and exclusions from, the ten-

c. Manufacturers' Warranties. At Closing, Seller shall assign to Purchaser all warranties, expressed or implied, which are given by the manufacturer of any appliance or product installed in the house.

c. Disclaimer and Limitation on Seller's Liability. THE LIMITED WARRANTY GIVEN TO PURCHASER BY SELLER PURSUANT TO SUBSECTIONS 14a and 14b ABOVE IS TO THE EXCLUSION OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, AND SELLER HEREBY DISCLAIMS ANY AND ALL SUCH OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, SELLER MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER REGARDING THE PAST, PRESENT OR FUTURE CONDITION OR USE OF ANY LANDS OR AREAS SURROUNDING THE PROPERTY OR IN THE VICINITY OF THE PROPERTY. AFTER CLOSING, SELLER SHALL HAVE NO LIABILITY OR OBLIGATION TO PURCHASER OF ANY NATURE WHATSOEVER EXCEPT AS PROVIDED IN THIS SECTION 14 OF THIS AGREEMENT, IN SECTION 9(d) ABOVE AND IN SELLER'S DEED TO PURCHASER. SELLER SHALL NOT BE LIABLE FOR ANY REASON, UNDER ANY CIRCUMSTANCES, TO PURCHASER OR ANYONE CLAIMING THROUGH PURCHASER FOR MONETARY DAMAGES OF ANY KIND, INCLUDING SECONDARY, CONSEQUENTIAL, PUNITIVE, GENERAL, SPECIAL, OR INDIRECT DAMAGES.

Initial: JT — Initial: ARO

Initials Buyer Seller

15. MANDATORY BINDING ARBITRATION. PURCHASER AND SELLER SHALL SUBMIT TO BINDING ARBITRATION ANY AND ALL DISPUTES WHICH MAY ARISE BETWEEN THEM REGARDING THIS AGREEMENT AND/OR THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DISPUTES REGARDING: (A) SELLER'S CONSTRUCTION AND DELIVERY OF THE HOME; (B) SELLER'S PERFORMANCE UNDER ANY PUNCH LIST OR INSPECTION AGREEMENT; AND (C) THE LIMITED WARRANTY PURSUANT TO SECTION 14 ABOVE. THE ARBITRATION SHALL TAKE PLACE IN THE COUNTY IN WHICH THE PROPERTY IS LOCATED. THE PROCEEDING SHALL BE CONDUCTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND TO THE EXTENT POSSIBLE, UNDER RULES WHICH PROVIDE FOR AN EXPEDITED HEARING. THE FILING FEE FOR THE ARBITRATION SHALL BE PAID BY THE PARTY FILING THE ARBITRATION DEMAND, BUT THE ARBITRATOR SHALL HAVE THE RIGHT TO ASSESS OR ALLOCATE THE FILING FEES AND ANY OTHER COSTS OF THE ARBITRATION AS A PART OF THE ARBITRATOR'S FINAL ORDER. THE ARBITRATION SHALL BE BINDING AND FINAL, AND EITHER PARTY SHALL HAVE THE RIGHT TO SEEK JUDICIAL ENFORCEMENT OF THE ARBITRATION AWARD. NOTWITHSTANDING ANY OTHER PROVISION HEREIN, ANY DISPUTES ARISING UNDER THE LIMITED WARRANTY SHALL BE MEDIATED, ARBITRATED AND/OR JUDICIALLY RESOLVED PURSUANT TO THE TERMS, CONDITIONS, PROCEDURES AND RULES OF THAT WARRANTY PROGRAM. NOTWITHSTANDING THE FOREGOING, SELLER SHALL HAVE THE RIGHT TO INTERPLEAD ALL OR ANY PART OF THE EARNEST MONEY INTO A COURT OF COMPETENT JURISDICTION AS PROVIDED FOR IN SECTION 4 HEREIN. NOTWITHSTANDING THE FOREGOING, THE ARBITRATION PROVISIONS OF THIS SUBSECTION (B) SHALL NOT APPLY IN THE EVENT THAT THE DISPUTE RELATES TO A DEFAULT BY THE SELLER UNDER SECTION 16(F) OF THIS AGREEMENT.

Initial: JT — Initial: ARO

Initials Buyer Seller

16. CLOSING. The following shall constitute the "Closing": (a) receipt by the settlement agent of all funds necessary to close the transaction, (b) receipt by the settlement agent of the fully executed Deed for immediate recording in the applicable probate court, (c) execution of the settlement statement by Purchaser, Seller and the settlement agent, and (d) payment to Seller of the net proceeds of sale due to Seller. The date on which the settlement statement is executed by all parties is referred to herein as the "Closing Date." Closing shall not be complete until Seller has received full payment of the Purchase Price. Keys to and possession of the Property will not be delivered to Purchaser until the Closing is complete. Closing shall be scheduled and conducted as follows:

a. Closing Date. The parties estimate that the Closing will take place on or before **09/25/2024** (the "Estimated Closing Date"). PURCHASER ACKNOWLEDGES THAT THE ESTIMATED CLOSING DATE IS AN ESTIMATE ONLY AND IS NOT BINDING ON EITHER PARTY. Seller shall give Purchaser notice of the final date and time of Closing (the "Closing Date") at least three (3) business days in advance. Seller shall exercise good faith and due diligence in completing construction of the House; however, SUBJECT ONLY TO THE PROVISIONS OF THIS SUBSECTION, SELLER SHALL HAVE SOLE DISCRETION IN

and title policy premiums, and any endorsements to the owner's policy of title insurance, any capital contribution, initial assessment or transfer fee charged by the Association, any costs and expenses associated with Purchaser's financing of Purchaser's acquisition of the Property, and any closing fee charged by the closing agent.

e. Prorations. All real property taxes for the current year, homeowner association dues and assessments for the current assessment period (but not homeowner association capital assessments due at or after the Closing) and hazard insurances premiums (if applicable), shall be prorated as of the Closing Date, using the most accurate information available on the Closing Date.

f. Completion of House. If the House is not Complete at the time that the Purchaser signs this Agreement, Seller shall Complete the House within 2 years after the date that the Purchaser signs this Agreement, subject to extensions for circumstances reasonably beyond Seller's control as determined by Mississippi law. For purposes of this subsection (f), "Complete" means that the House is ready for occupancy by Purchaser, has all necessary and customary utilities extended to it, and a certificate of occupancy has been issued. Notwithstanding any provision in this Agreement to the contrary, including but not limited to Section 18(b), nothing herein shall limit Purchaser's remedies if Seller defaults under this subsection (f).

17. UTILITIES AND PERSONAL PROPERTY. Purchaser shall transfer all utilities into Purchaser's name within three (3) business days after Closing. Purchaser shall not move any personal property onto the Property prior to Closing.

18. DEFAULT; REMEDIES. The remedies specified below shall be the sole and exclusive remedies available to the parties in the event of breach of this Agreement, and shall be to the exclusion of all other remedies at law or in equity.

a. Purchaser's Default. If Purchaser defaults on any of its obligations hereunder prior to Closing, Seller's sole and exclusive remedy shall be to terminate this Agreement by written notice to Purchaser; whereupon, Seller shall retain all Earnest Money and Option Money (if any) paid by Purchaser to Seller as liquidated damages. Thereafter, neither party shall have any further liability or obligation to the other hereunder.

b. Seller's Default. If Seller defaults on any of its obligations hereunder prior to Closing, Purchaser's sole and exclusive remedy shall be either: (a) to terminate this Agreement by written notice to Seller, whereupon Purchaser shall be entitled to recover all Earnest Money and Option Money (if any) paid to Seller, or (b) to seek specific performance of this Agreement by serving written notice of default on Seller and by instituting mandatory binding arbitration of Purchaser's claim of default and demand for specific performance in accordance with Section 15 above. Notwithstanding the foregoing, nothing in this subsection (b) shall limit the Purchaser's remedies in the event that Seller defaults under Section 16(f) of this Agreement.

19. TIME/DATE. The Effective Date of this Agreement shall be the date of signing of this Agreement by Seller. **Time is of the essence** as to the occurrence of all events, the satisfaction of all conditions and the performance of all obligations hereunder.

20. RESTRICTIVE COVENANTS; HOMEOWNERS ASSOCIATION. Purchaser acknowledges receipt of a copy of that certain declaration of covenants, conditions and restrictions for **Baileigh Meadows** Subdivision, together with all amendments thereto (collectively, the "Declaration"). Purchaser acknowledges that the Property is subject to the Declaration and that, upon purchase of the Property, Purchaser shall personally be subject to all the provisions of the Declaration, including but not limited to provisions requiring membership in and payment of assessments to any homeowners association for the Subdivision (the "Association"). Purchaser further acknowledges that the current regular assessment due to the Association is estimated to be **$ 350.00** annually. Purchaser acknowledges that, in addition to the regular assessment, Purchaser shall be required to pay an initial fee or assessment to the Association at Closing in the amount of . PURCHASER FURTHER ACKNOWLEDGES THAT THE DECLARATION MAY BE AMENDED FROM TIME TO TIME AS PROVIDED THEREIN, AND THAT THE AMOUNTS TO BE PAID BY PURCHASER TO THE ASSOCIATION MAY CHANGE AT ANY TIME.

21. SUCCESSORS AND ASSIGNS; INTERPRETATION. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, successors, administrators, executors and assigns. Purchaser shall not have the right to assign Purchaser's interest in this Agreement. As required by context herein, the singular shall include the plural, and the neuter shall include the masculine and the feminine.

22. ENTIRE AGREEMENT; AMENDMENT. This document contains the sole and entire agreement between the parties hereto with regard to the Property. All prior discussions have been merged into this Agreement. No representation, statement, promise or inducement shall be binding upon either party hereto unless specifically stated in this Agreement. This Agreement may not be modified except by a writing signed by both parties.

23. SEVERABILITY. If any provision of this Agreement shall be declared invalid or unenforceable by laws applicable thereto, or unenforceable as to certain parties, then the performance of such provision shall be excused by the parties hereto and the remaining provisions of this Agreement shall remain in full force and effect.

24. NO-WAIVER. Any failure or delay of Purchaser or Seller to enforce any term of this Agreement shall not constitute a waiver of such term, it being explicitly agreed that such a waiver must be specifically stated in a writing delivered to the other party in compliance

☐ Addendum 4, Commission Certification
☐ Addendum 5, Alternative Incentive Addendum
☐ Addendum 6, Special Stipulations
☐ Addendum 7, Real Estate Certification (FHA)
☐ Addendum 8, Model House
☐ Addendum 9, Back-Up Contract
☐ Subdivision-specific addenda

b. Exhibits. The following Exhibits are attached hereto and incorporated herein:
(1) Exhibit A, Home Features and Options
(2) Exhibit B, Working with a Real Estate Broker
(3) Exhibit C, Property Condition Disclosure Statement

26. NOTICE. Except when specifically provided otherwise herein, any notices required to be given hereunder must be in writing. Notice shall be deemed delivered upon receipt or refusal if deposited in the United States Mail, Certified Mail, Return Receipt Requested, postage prepaid, properly addressed to the party to be served. Notice shall also be deemed given if delivered to the address for service of notice shown below by Federal Express, UPS or other nationally recognized overnight carrier service, with no signature or receipt required. Notice to Purchaser also shall be deemed given if delivered to the email address for service of notice shown under Purchaser's signature. Each party warrants that its correct mailing address for service of notice is shown below. Purchaser warrants that its correct telephone number and email address are shown below. A party may change its address for service of notice by giving the other party written notice of the change of address.

27. EXCUSED DELAYS. Notwithstanding any other provision herein, if Seller is delayed in performing any of its obligations hereunder or meeting any specified completion dates by labor disputes, fire, delays in deliveries, adverse weather conditions, unanticipated damage to or destruction of the Property, governmental controls or moratoria, acts of God or any other causes beyond Seller's reasonable control, then the time-period specified herein for performance of such obligation and/or meeting such completion date shall be extended a sufficient number of working days to enable and allow Seller to perform and/or complete the obligation. Notwithstanding the foregoing, nothing in this Section 27 shall be construed as limiting the Seller's obligations under Section 16(f) of this Agreement.

28. OFFER. This instrument shall be regarded as an offer by the first party to sign until fully executed by both parties, at which time it shall become binding on both parties.

29. ELECTRONIC SIGNATURES AND TRANSMISSIONS. This Agreement may be executed by electronic means via DocuSign. Such signatures shall be deemed to constitute originals for all purposes hereunder. In addition, if either party transmits executed documents in electronic format via facsimile or email, then the other party may rely upon such documents as if they were executed originals.

WHEN SIGNED BY BOTH PARTIES, THIS DOCUMENT WILL BECOME A BINDING CONTRACT IMPOSING LEGALLY ENFORCEABLE OBLIGATIONS UPON YOU. SELLER'S SALES REPRESENTATIVE DOES NOT HAVE AUTHORITY TO EXECUTE THIS CONTRACT ON BEHALF OF SELLER OR OTHERWISE BIND SELLER. IF YOU DO NOT FULLY UNDERSTAND THIS DOCUMENT OR IF YOU DO NOT FEEL IT MEETS YOUR NEEDS, YOU SHOULD CONSULT A REAL ESTATE ATTORNEY BEFORE SIGNING IT.

Mississippi law requires that Seller inform Purchaser that Seller DOES carry general liability insurance insuring Seller's work under this contract. The name of the insurer is AIG Specialty Insurance Company, and the policy number is RMGGL1595449. By Purchaser's signature below, you signify your understanding and acknowledgement of this fact.

IN WITNESS WHEREOF, the parties hereto have executed this Home Purchase Agreement on the dates indicated below.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...
8/28/2024

Buyer: Arrived Holdings, Inc Date

SELLER:

D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...
~~April Renee O'Neal~~
Officer, D.R. Horton

9/4/2024
Date

Co-Buyer's Email:

Signed by:
LeLinda Cox
FF53A396D1964FE...

_________________________________ 8/28/2024

Sales Rep: LeLinda Cox Date

ADDENDUM 2
NEW CONSTRUCTION

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, Inc**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **DESOTO** County, **DESOTO**, briefly described as Lot **76**, **Baileigh Meadows** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall construct **a** ☒ single-family detached / ○ townhouse residence (the "*House*") on the Lot. Seller shall not be required to commence construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction (if Financing Contingency is selected in Section 2(b) of the Agreement); (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Lacombe** Plan, Elevation **C2**, including those options and features listed on Exhibit A to this Agreement, ☒ on a slab / ○ over a basement (the "*Base Plan*"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller's sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside.

4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards**:** (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13.

5. SELECTION MEETING; OPTION MONEY. Following the execution of this Agreement, the parties will meet at Seller's sales office to select and confirm all options to be included in the construction of the House, including all colors and finishes (the "*Selections Meeting*"). At the conclusion of the Selections Meeting, Seller and Purchaser shall execute an amendment to this Agreement which shall specify all options chosen by Purchaser at the Selections Meeting and any corresponding change to the Purchase Price (the "*Selections Amendment*"). If the total cost of all options chosen by Purchaser at the Selections Meeting exceeds **Ten Thousand Dollars and 00/100 ($10,000.00)**, then Purchaser shall pay to Seller, at the time of execution of the Selections Amendment, the full amount of that excess as "Option Money." Such payment, and any and all future payments made by Purchaser for options or upgrades in advance of Closing, are collectively referred to in this Agreement as "*Option Money*." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install an option shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

6. CHANGES. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. Seller shall not be required to allow any changes to the House after the execution of the Selections Amendment. If Purchaser requests a change in the House and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. At the time of execution of that amendment, Purchaser shall pay to the Seller the total increase in the Purchase Price resulting from the changes as additional Option Money.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...
8/28/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:

D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...
April Renee O'Neal
9/4/2024

Officer, D.R. Horton — Date

For Internal Purposes Only:
Seller's Sales Representative:

Signed by:
LeLinda Cox
FF53A396D1964FE...
8/28/2024

Sales Rep: LeLinda Cox — Date

ADDENDUM 2
CONSTRUCTION IN PROGRESS

This Addendum is attached to and made a part of that Home Purchase Agreement (the "*Agreement*") between **Arrived Holdings, Inc**, as Purchaser, and **D.R. Horton, Inc.**, as Seller, regarding that parcel of land located in **DESOTO** County, **DESOTO**, briefly described as Lot **76**, **Baileigh Meadows** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. Purchaser and Seller further agree as follows:

1. CONSTRUCTION OF HOUSE. Prior to Closing, Seller shall complete construction of a ☒ single-family detached / ○ townhouse residence (the "*House*") on the Lot. Seller shall not be required to recommence or continue construction of the House unless and until: (a) the Loan has been approved by Purchaser's lender to Seller's satisfaction; (b) Purchaser has paid all amounts then due to Purchaser's lender and to Seller; (c) all contingencies to Purchaser's performance hereunder have been satisfied or removed to Seller's satisfaction; and (d) Purchaser has completed its selection of all colors and options for the House.

2. HOUSE PLAN. Seller shall construct the House according to the **Lacombe** Plan, Elevation **C2**, including those options and features listed on Exhibit A to this Agreement, ☒ on a slab / ○ over a basement (the "*Base Plan*"). Seller's obligation to construct the House shall be contingent on Seller's ability: (a) to place the House on the Lot without obtaining variances from any set-backs or other dimensional requirements, and (b) to construct the House on the Lot without incurring abnormal costs for foundation, slab or structural support walls. If Seller determines that either of these contingencies cannot be satisfied to Seller's satisfaction, then Seller may terminate this Agreement upon written notice to Purchaser, in which event the Earnest Money and the Option Money (if any) shall be refunded to Purchaser. Seller shall determine the placement and orientation of the House on the Lot in Seller's sole discretion. Purchaser acknowledges that the House shall be handmade and unique, and that although the House shall be based on the Base Plan, variations from the Base Plan will occur. Seller shall not be responsible for such variations from the Base Plan. Purchaser also acknowledges that brochures, collateral and marketing materials, models and displays used by Seller's sales agents are for general illustrative purposes only, and are not to be relied upon as representations of actual locations, dimensions, specifications or finished products. Subject only to the provisions of 9.d and 14 of this Agreement, Closing shall constitute acceptance of the House by Purchaser AS BUILT, and Purchaser hereby waives any right to object to any variation in construction from the Base Plan after Closing. Purchaser further acknowledges and agrees that Seller may remove or retain any trees and other vegetation currently existing on the Property if, in Seller's sole discretion, Seller determines that such removal or retention is necessary or desirable in connection with the development of the Property or the Subdivision.

3. HEATING AND AIR CONDITIONING. The House shall be adequately and efficiently heated and air-conditioned with equipment having at least the minimum specifications for the House as established by Load Calculations, Manual J and applicable Construction Codes. The clothes dryer shall vent to the outside.

4. INSULATION. Insulation shall be installed in the House to at least the following minimum standards**:** (a) exterior walls, excluding exterior garage walls, to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13; (b) ceilings below attic areas to be insulated with BLOWN insulation to a thickness of 13 inches which will, according to the manufacturer, yield an R-value of 30; (c) vaulted ceilings to be insulated with BATT insulation to a thickness of 6 1/4 inches which will, according to the manufacturer, yield an R-value of 19; and (d) floor overhangs to be insulated with BATT insulation to a thickness of 3 5/8 inches which will, according to the manufacturer, yield an R-value of 13.

5. CHANGES; OPTION MONEY. Purchaser acknowledges that all selections of and changes to options for the House will be subject to the Stages of Construction exhibit attached to the Agreement. After the execution of this Agreement, Seller may (but shall not be obligated to) allow changes to the options to be included in the House. Options available for inclusion in the House may be limited, in Seller's sole discretion, based on the stage of construction of the House as of the Effective Date of the Agreement. If Purchaser requests a change to the options and Seller agrees to the change, Purchaser shall pay to Seller a Change Fee in the amount of Two Hundred Fifty Dollars ($250.00) for each such change at the time the request is approved by Seller. Any Change Fee paid shall be nonrefundable and shall not be credited against the Purchase Price. Any changes shall not be effective unless evidenced by a written amendment to this Agreement. Purchaser acknowledges that any such changes to the House may affect the timing of completion of the House. If the total cost of all options chosen by Purchaser exceeds **Ten Thousand Dollars and 00/100 ($10,000.00)**, then Purchaser shall pay to Seller, at the time of execution of the applicable amendment, the full amount of that excess as "Option Money." Such payment, and any and all future payments made by Purchaser for options in advance of Closing, are collectively referred to in this Agreement as "*Option Money*." Option Money paid to Seller shall not be held in escrow, and shall be nonrefundable to Purchaser, except in the event of material breach of this Agreement by Seller or as otherwise provided in this Agreement. At Closing, all Option Money previously paid to Seller shall be credited to Purchaser against the Purchase Price. Failure by Seller to install any feature or option in the House shall not constitute a breach of this Agreement by Seller, and Purchaser shall have no rights or remedies resulting from such failure except the right to a credit at Closing for the omitted item. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller.

6. COMPLETION. Subject to the contingencies stated herein, Seller shall complete construction of the House prior to Closing. Seller shall construct the House according to all applicable governmental codes and regulations. Seller reserves the right to substitute materials or items to be used in the construction of the House with materials or items of equal or comparable value. Construction of the House shall be deemed complete when a certificate of occupancy is issued for the House by the applicable governmental authority. Seller shall deliver the completed House to Purchaser at Closing in "broom-clean" condition, ready to occupy. The House and Lot shall be free of all trash and debris.

7. PURCHASER'S INQUIRIES. Purchaser shall direct all inquiries and questions to Seller's on-site associate. The on-site associate will provide Purchaser with timely responses; however, the associate does not and shall not have authority to change the terms of this Agreement in any manner. This Agreement may be changed or modified only by a written amendment duly executed by both Purchaser and Seller. Purchaser acknowledges that Seller's sales associates, superintendents, closing staff, warranty staff and other employees **do not** have authority to modify this Agreement. Only an authorized corporate officer of Seller may modify this Agreement on Seller's behalf.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...

8/28/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:

D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...

April Renee O'Neal — 9/4/2024

Officer, D.R. Horton — Date

For Internal Purposes Only:
Seller's Sales Representative:

Signed by:
LeLinda Cox
FF53A396D1964FE...

8/28/2024

Sales Rep: LeLinda Cox — Date

ADDENDUM 6
SPECIAL STIPULATIONS

This ADDENDUM is attached to and made a part of that Home Purchase Agreement by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser (the "Agreement"), regarding that certain parcel of real estate located in **DESOTO** County, Mississippi, briefly described as Lot **76**, **Baileigh Meadows** Subdivision and referred to in the Agreement as the "Lot." All terms defined in the main text of the Agreement shall have the same meanings when used in this Addendum. In the event of any conflict between the terms or conditions of the Agreement and the terms or conditions of this Addendum, this Addendum shall control. Notwithstanding any other provision of the Agreement, Seller and Purchaser agree as follows:

1.(Applicable to Non-VA and Non-FHA loans Only)

Purchaser acknowledges and agrees that Seller shall have no obligation to adjust the Purchase Price if Purchaser is unable to obtain an appraisal of the Property equal to or exceeding the Purchase Price. In the event the Purchaser's appraisal sets a value on the Property that does not equal or exceed the Purchase Price, Purchaser agrees to pay the difference between the appraisal value and the Purchase Price at closing. In the event that Purchaser does not agree to pay the shortfall between the appraisal value and the Purchase Price, Seller may terminate the Agreement and return the Earnest Money to Purchaser.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATES SHOWN BELOW.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...

8/28/2024

______________________________ __________

Buyer: Arrived Holdings, Inc Date

SELLER:
D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...

9/4/2024

______________________________ __________

April Renee O'Neal

Officer, D.R. Horton

Date

08/28/2024

Closing Disclosure Contact Information

Below is information intended to assist interested parties with the completion of the Closing Disclosure.

GENERAL INFORMATION

Buyer(s): Arrived Holdings, Inc
Subdivision: Baileigh Meadows
Lot Address: 2070 Hyacinth Lane, HERNANDO, MS 38632
Buyer Home:
Buyer Cell: 7038876608
Buyer Work:
Buyer Email: acquisitions@arrived.com
Lot/Block: 76/ **Builder Key:** 593340076
Total Price: $323,990.00 **Ratify Date:**

REAL ESTATE BROKER INFORMATION (BUYER)

Company Name: Flynn Realty
Company Address: 1057 Avery Trace Circle
Hendersonville, Tennessee 37075
Broker Officer:
Broker Officer License: 24213 **Officer Email:**
Agent Name: Sussane Flynn
Agent License: 24463
Agent Email: info@susanneflynn.com
Agent Cell: 6153640948
Agent Work:
Agent Fax:

REAL ESTATE BROKER INFORMATION (SELLER)

Company Name: D.R. Horton, Inc.
Company Address: 8295 Tournament DriveSuite 310
Memphis, TN 38125
Company License: ____
Agent Name: LeLinda Cox
Agent License:
Agent Email: [redacted]
Agent Cell:
Agent Work:

SELLER INFORMATION

Name: D.R. Horton, Inc.
Address: 8295 Tournament DriveSuite 310
Memphis, TN 38125

SETTLEMENT AGENT INFORMATION

Company Name: DHI TITLE MEMPHIS
Company Address: 8295 Tournament Drive
, TN 38125
Agent Name: CELESKI, NATHANIEL
Agent Email: memphistitle@dhititle.com
Agent Cell:
Agent Work:
Agent Fax:

D·R·HORTON® America's Builder

EXHIBIT A
HOME OPTIONS

Seller will include in the House the following features and options selected by Purchaser (the "Initial Options") at the prices indicated below. Unless otherwise stated in this Agreement, payment for the Initial Options in the amount(s) stated below shall be made to Seller at Closing. In the event Seller omits the installation of any Initial Option in the House, Seller's responsibility shall be limited to a refund of the applicable price or allowance stated below. Any such omission shall not invalidate this Agreement, constitute a breach of its terms or give rise to any claim for damages against Seller. In the event any Initial Option or option selected by Purchaser at a later date is discontinued, Seller reserves the right to substitute an item or brand of equal value.

The Initial Options are as follows:

Selected Options

00 – Structural Options

Option #	Rev. #	Rev. Date	User		Qty.	
R0000000	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
PAINT GARAGE						
R0000093	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
Riverside interior doors w/ 1x4 casing. 1x6 Baseboards						
R0000096	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
Linen closet w/ 4 shelves ILO garden tub						
R00000R3	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
HORTON E PACKAGE						

04 – Structured Wiring

Option #	Rev. #	Rev. Date	User		Qty.	
R0400020	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
HOME IS CONNECTED PACKAGE						

11 – Exterior Features

Option #	Rev. #	Rev. Date	User		Qty.	
R1100005	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
GUTTER & DOWNSPOUTS						

12 – Fireplaces

Option #	Rev. #	Rev. Date	User		Qty.	
R1200004	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
ELECTRIC FIREPLACE Horton E						

15 – Electrical

Option #	Rev. #	Rev. Date	User		Qty.	
R1500030	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
GARAGE DOOR OPENER - 2 REMOTES						

17 – Cabinets

Option #	Rev. #	Rev. Date	User		Qty.	
R1700020	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
OPTIONAL SHAKER CABINETS						

25 – Appliances

Option #	Rev. #	Rev. Date	User		Qty.	
R2502125	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
WHIRLPOOL 30" GAS RANGE-S.S. HORTON E APPLIANCE PACKAGE						
R2505140	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
WRS315SDHM- 25CF SIDE BY SIDE SS WHIRLPOOL REFRIGERATOR						

30 – Masonry

Option #	Rev. #	Rev. Date	User		Qty.	
ANCHRBLT	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
Anchor bolts per code						
J4SDS0BK	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
Brick LRR						
J4SDS9BK	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
ADDITIONAL BRICK (LEFT, RIGHT,REAR) 9' ON SLAB						
JHINSTVS	0	08/28/2024	LeLinda Cox		1.0000	
Color:				**Location:**		
Hardie front instead of siding						

56 – Window Treatments

Option #	Rev. #	Rev. Date	User		Qty.	
R5600005	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
BLINDS						

91 – Garage Doors

Option #	Rev. #	Rev. Date	User		Qty.	
R9100100	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
GARAGE DOOR HARDWARE						

FL – Flooring

Option #	Rev. #	Rev. Date	User		Qty.	
R3831020	0	08/28/2024	LeLinda Cox		1.0000	P
Color:				**Location:**		
Revwood flooring						

Color Selections

97 – Color Options

Option #	Color	Rev. #	Rev. Date	User
EXTERIOR COLOR PACKAGE 8 Mastic		0	08/28/2024	

The following colors are to be installed on the home where applicable material is shown by plan & elevation Windows- Clay Brick- Millstone 368 Mortar- Buff Gutter- Clay Garage Door- Taupe Front Door- Black Shutters- Black Soffit/Trim- Pebblestone Clay Column- Clay Lap siding- Desert Sand B&B siding- Desert Sand Shake siding- Desert Sand Hardie siding- Library Pewter

Location:

Notes:

Option #	Color	Rev. #	Rev. Date	User
INTERIOR COLOR PACKAGE I OVB		0	08/28/2024	

The following colors are to be installed in the home where the applicable product is utilized: CABINETS = STONE GRAY GRANITE COUNTERTOP - DALLAS WHITE MOHAWK - REVWOOD - RIVERCHASE - CANVAS OAK 01 VINYL FLOORING - MAGRATH SAFARA CARPET = MOHAWK DR 463 CONLON COURT #749 BIRD BATH Vinyl to be installed in all bathrooms and the laundry rooms Interior wall paint SW 7646 first star Interior ceiling and trim SW 8917 shell white

Location:

Notes:

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...

8/28/2024

Buyer: Arrived Holdings, Inc — Date

SELLER:

D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...

April Renee O'Neal
Officer, D.R. Horton

9/4/2024
Date

For Internal Purposes Only:

Signed by:
LeLinda Cox
FF53A396D1964FE...

8/28/2024

Sales Rep: LeLinda Cox — Date

D·R·HORTON America's Builder

EXHIBIT C
STAGES OF CONSTRUCTION

This Exhibit is attached and made part of the Home Purchase Agreement ("Agreement") by and between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc**, as Purchaser, for the purchase and sale of Lot **0076**, of **Baileigh Meadows** Subdivision (the "Property"). Any capitalized terms used in this Exhibit shall have the same meanings as ascribed to them in the Agreement. In the event of a conflict between this Exhibit and the Agreement, this Exhibit shall control. The parties hereby agree as follows:

1. STRUCTURAL FEATURES AND OPTIONS TO BE INCLUDED IN THE HOUSE MUST BE LISTED ON EXHIBIT A OR B AT THE TIME SELLER EXECUTES THE AGREEMENT. Structural features and options include, without limitation, the following: **plan elevation, floor plan options, foundation type (slab/basement), bedrooms, bathrooms, bonus rooms, media rooms, sunrooms, porches, garages, windows, exterior doors, and fireplaces**.

Initials JT Buyer

2. The parties hereby agree that the box checked below indicates the approximate stage of construction of the House as of 08/28/2024, according to the most recent report from Seller's superintendent. Purchaser may request changes only as stated below. **PURCHASER ACKNOWLEDGES THAT CONSTRUCTION OF THE HOUSE IS (OR SOON WILL BE) UNDERWAY AND THAT, AS CONSTRUCTION PROGRESSES, FURTHER OPTIONS WILL BE FORECLOSED AS STATED BELOW. PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE OBLIGATION TO TIMELY REQUEST ANY CHANGES.** Construction stages listed below are approximations and may vary from the actual construction process for the particular home.

Initials JT Buyer

☐ **Prior to Seller Release to Construction (Prior to Stage 00)**

The following changes may be permitted prior to Stage 00:
Interior trim and doors
Knee-walls to rails
Exterior Colors
Paint Colors
Plumbing fixtures, bath accessories
Cabinet finishes
Lighting fixtures
Bath Tile surrounds and backsplashes
Additional concrete patio
Appliances
Countertops, Kitchen sink
Carpeting
Hardwood flooring
Ceramic tile flooring
Front door handsets
All electrical prewires
Security and prewires
Washer and dryer
Garage door openers
Refrigerator
Blinds
Paddle fans in areas prewires exist

☐ **Stage 00 – 04**
00 Permit/Planning Stage
01 Foundation Layout/Trench Stage
02 Foundation Poured Stage

02A Snap First Floor
03 Frame Stage
03A Load Trusses
04 Exterior Finish Stage

The following changes may be permitted during Stages 00 – 04:

Countertops, kitchen sink
Carpet
Hardwood flooring
Ceramic tile flooring
Kitchen ceramic backsplash
Washer and dryer
Garage door openers
Refrigerator
Blinds
Paddle fans in areas prewires exist
Fireplace surrounds

☐ <u>**Stage 05 – 13**</u>
05 Mechanicals Rough Stage
06 Insulation/Drywall Stage
07 Interior Finish Stage
08 Mechanicals Final Stage
09 Flooring/Final Touches Stage
10 Final Inspection Performed
11 Certificate of Occupancy received
12 Quality Control Walk Performed
13 Buyer Walkthrough Performed

The following changes may be permitted during Stages 05 – 13, if requested at least four (4) weeks prior to Closing and not previously ordered and/or installed:

Washer and dryer
Garage door openers
Refrigerator
Blinds
Paddle fans in areas prewires exist

Notwithstanding the foregoing, Seller may, in Seller's sole discretion, decline to permit any changes to the House after the Effective Date.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...
8/28/2024

Buyer: Arrived Holdings, Inc Date

SELLER:
D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...
April Renee O'Neal
Officer, D.R. Horton

9/4/2024
Date

Signed by:
LeLinda Cox
FF53A396D1964FE...
8/28/2024

Sales Rep: LeLinda Cox Date

For Internal Purposes Only:

FHA REAL ESTATE CERTIFICATION

This certification is attached to and made part of that certain Home Purchase Agreement (the "Agreement") by and between D.R. Horton, Inc., as Seller, and Arrived Holdings, Inc, as Purchaser, for the purchase and sale of Lot 0076, Block/Phase , Baileigh Meadows Subdivision in DESOTO, MS. Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement.

Purchaser, Seller, and Co-Broker hereby certify that (1) the terms and conditions of the Agreement are true to the best of their knowledge and belief, and (2) any other agreement entered into by any of these parties in connection with this real estate transaction is part of, or attached to, the Agreement.

PURCHASER:

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...

8/28/2024

Buyer: Arrived Holdings, Inc Date

SELLER:

D.R. Horton, Inc.

Signed by:
April Renee O'Neal
34EB14A0B8C943A...

April Renee O'Neal 9/4/2024

Officer, D.R. Horton Date

CO-BROKER:

Signed by:
Sussane Flynn
6B2B2C12C82D40C...

8/28/2024

Broker Agent: Sussane Flynn Date

ADDENDUM 4
COMMISSION CERTIFICATION

Seller:	**D.R. Horton, Inc.**
Purchaser(s):	**Arrived Holdings, Inc**
Property:	**2070 Hyacinth Lane, HERNANDO, MS 38632**
	Lot **76**, Block/Phase , **Baileigh Meadows** Subdivision
Real Estate Agency:	**Flynn Realty**
Sales Agent:	**Sussane Flynn**
Real Estate Broker:	
Agency Address:	**1057 Avery Trace Circle, Hendersonville, Tennessee 37075**

This Co-Broker Addendum / Commission Agreement ("*Addendum*") is being provided pursuant to the Home Purchase Agreement ("*Agreement*") by and between Seller and Purchaser, for the purchase and sale of the above-referenced Property. Capitalized terms not otherwise defined herein shall have the same means as ascribed to them in the Agreement. If any term or condition of this Addendum conflicts with any term or condition of the Agreement, the terms and conditions of this Addendum shall prevail.

1. **Commission**. Purchaser hereby identifies and designates the above named Sales Agent, Real Estate Broker and Real Estate Agency, collectively, as "Co-Broker," as provided in Section 10 of the Agreement. Subject to the terms and provisions of the Agreement and this Addendum, and provided that Closing actually occurs, Seller will pay to Co-Broker a real estate sales commission at Closing in the percent of **4.00%** (the "*Commission*"). For the purposes of this Addendum, the term "Commission" is intended to include all commissions, incentives and bonuses, if any, to be received by Co-Broker in connection with the purchase and sale of the Property pursuant to the Agreement. No commission of any kind shall be earned or due unless and until Closing occurs. Co-broker's Commission shall be subject to limitations, if any, on total broker commission imposed by Purchaser's lender. The Commission must be paid at Closing and must be shown on the closing disclosure. Co-Broker acknowledges and agrees that no payment by Co-Broker or any other party of any portion of the Commission shall be made directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. **NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL SELLER PAY A COMMISSION IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH IN THE BUYER-BROKER AGREEMENT (AS DEFINED BELOW).**

2. **Bonus Commission**. The subsection checked below shall apply:

   ○ No bonus commission shall be due or paid.

   OR

   ☒ If Closing occurs on or before , then, at Closing, the Co-Broker shall be paid an additional, bonus commission in the amount specified in the sub-subsection checked below:

   (*check only one*)

   ☒ **$2000.00**

   OR

   ☐ ___**%** of the Purchase Price.

3. **Buyer-Broker Agreement.** Co-Broker and Purchaser have entered into a written compensation agreement (the "Buyer-Broker Agreement"). Purchaser and Co-Broker hereby represent to Seller that: (a) the Buyer-Broker Agreement was entered into prior to touring a home; (b) the Buyer-Broker Agreement sets forth definite and ascertainable compensation for Co-Broker's services; and (c) **the Commission stated in this Addendum does not exceed the amount stated in the Buyer-Broker Agreement**.

4. **Commissions are not set by law and are fully negotiable.**

5. **Certification Regarding Purchaser Inducements**. With regard to the Commission, Co-Broker hereby acknowledges, represents, and certifies that it WILL NOT pay or rebate to Purchaser all or any part of the Commission at Closing or give any other form of incentive to Purchaser to close the purchase transaction contemplated in the Agreement. Co-Broker acknowledges and agrees that no payment, rebate, or other incentive by Co-Broker or any other party of any portion of the Commission will be made or given directly to, or indirectly on behalf of, Purchaser or any other interested and/or related party, and that no part of the Commission will be used to pay Purchaser costs associated with the purchase and sale of the Property. Co-Broker acknowledges that Seller is relying on this Certification as verification of whether any payment or rebate of any portion of the Commission or other incentive to Purchaser is to be made or given in connection with this transaction.

6. **Real Estate Certification**. Purchaser, Seller, and Co-Broker involved in the sales transaction certify as follows:

   a. The terms and conditions of the Agreement are true, to the best of their knowledge and belief; and
   b. Any other agreement entered into by any parties in connection with the subject real estate transaction is part of, or attached to, the Agreement.

7. **Warranty of Authority**. The undersigned Sales Agent (or other person signing on behalf of Co-Broker) represents and warrants that he or she has the requisite authority to bind Co-Broker, including the above-named Real Estate Broker and Real Estate Agency as to all matters addressed in this Addendum and to modify any existing commission agreement with respect to the Agreement and under which Co-Broker may be entitled to receive a Commission.

SELLER:

D.R. Horton, Inc.

Signed by: April Renee O'Neal
34EB14A0B8C943A...

9/4/2024

_______________________________ __________

April Renee O'Neal — Date

Officer, D.R. Horton

For Internal Purposes Only:

SELLER'S SALES REP:

Signed by: LeLinda Cox
FF53A396D1964FE...

8/28/2024

_______________________________ __________

Sales Rep: LeLinda Cox — Date

CO-BROKER:

Signed by: Sussane Flynn
6B2B2C12C82D40C...

8/28/2024

_______________________________ __________

Broker Agent: Sussane Flynn — Date

PURCHASER:

Signed by: Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...

8/28/2024

_______________________________ __________

Buyer: Arrived Holdings, Inc — Date

NOTICE OF SELLER'S BUSINESS AFFILIATIONS

TO: Arrived Holdings, Inc
[Homebuyer(s)]

PROPERTY: 2070 Hyacinth Lane,
HERNANDO, MS 38632

FROM: D.R. Horton, Inc.
[Seller]

DATE: August 28, 2024

This is to give you notice that the above referenced seller has a business relationship with:

DHI MORTGAGE COMPANY, LTD. LIMITED PARTNERSHIP
8295 Tournament Drive
Suite 320
Memphis, Tennessee 38125

D.R. HORTON INSURANCE AGENCY INC.
1341 Horton Circle
Arlington, TX 76011

DHI TITLE OF ALABAMA, INC. DBA DHI TITLE OF MISSISSIPPI
8295 TOURNAMENT DRIVE SUITE 320
MEMPHIS, TN 38125

DHI TITLE INSURANCE COMPANY
10700 Pecan Park Blvd.
Suite 125
Austin, TX 78750

The nature of this business relationship is that these companies are corporate affiliates, each being 100% wholly owned by, or by a subsidiary of, the same parent corporation. Because of this relationship, this referral may provide seller a financial or other benefit.

Set forth below is the estimated charge or range of charges by each company for settlement services listed. You are **NOT** required to use these companies as a condition of your purchase of the property from seller or as a condition of your application for, or settlement of, a mortgage loan on the property in connection with your purchase. THERE ARE FREQUENTLY OTHER SETTLEMENT SERVICE PROVIDERS AVAILABLE WITH SIMILAR SERVICES. YOU ARE FREE TO SHOP AROUND TO DETERMINE THAT YOU ARE RECEIVING THE BEST SERVICES AND THE BEST RATE FOR THESE SERVICES.

DHI MORTGAGE COMPANY, LTD.		**DHI TITLE OF ALABAMA, INC. DBA DHI TITLE OF MISSISSIPPI AND DHI TITLE INSURANCE COMPANY***	
Service	**Charge or Range**	**Service**	**Charge or Range**
Loan Origination Charge:	0% of Loan Amount plus $995.00	Title Services:	$600.00
Loan Processing Fee:	$250.00	Simultaneous Lender's Title Insurance:	$610.00 - $1,080.00
	An additional 1% of the Loan Amount may apply for certain Affordable Housing Loan Programs	Owner's Title Insurance:	$245.00 - $910.00

***DHI TITLE OF ALABAMA, INC. DBA DHI TITLE OF MISSISSIPPI charge estimates are based on an average home price of $300,000. Title Insurance Rates are set by the state. Adjustments to Sales Price, Loan Amount and Lender requirements will impact the cost of your title insurance. DHI Title of Alabama, Inc. DBA DHI Title of Mississippi provides closing services and title insurance services through several underwriters of title insurance policies, one of which is DHI Title Insurance Company.**

Mortgage fees may vary depending upon whether the loan is originated or brokered by DHI Mortgage Company, Ltd. Limited Partnership.

NOTE: If you apply with DHI Mortgage Company, Ltd. Limited Partnership, a Loan Estimate of all settlement charges will be provided to you by DHI Mortgage Company, Ltd. Limited Partnership at or within three business days after loan application.

You may be entitled to additional builder discounts/credits paid by the seller to purchase multiple settlement services as set forth in the Builder's Incentive and Concessions Addendum to your purchase contract.

ACKNOWLEDGMENT:

I/we have read this disclosure form and understand that seller is referring me/us to purchase the above-described settlement services from **DHI MORTGAGE COMPANY, LTD.**, and **D.R. HORTON INSURANCE AGENCY, INC.**, and **DHI TITLE OF ALABAMA, INC. DBA DHI TITLE OF MISSISSIPPI AND DHI TITLE INSURANCE CORPORATION** may receive a financial or other benefit as the result of this referral.

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...
_________________________________ 8/28/2024

Buyer: Arrived Holdings, Inc Date

D·R·HORTON®
America's Builder

ADDENDUM 1
BUILDER'S REFERRAL INCENTIVES AND CONTRIBUTIONS ADDENDUM

This **ADDENDUM** is attached to and made a part of that Home Purchase Agreement between **D.R. Horton, Inc.**, as Seller, and **Arrived Holdings, Inc** as Purchaser (the "Purchase Agreement"), regarding that parcel of real estate located in **DESOTO** County, **MS**, briefly described as Lot **76**, **Baileigh Meadows**, and referred to in the Purchase Agreement as the "Lot." All terms defined in the main text of the Purchase Agreement shall have the same meanings when used in this Addendum. This Addendum, together with the Purchase Agreement, constitutes the sole and entire agreement between Seller and Purchaser with regard to any incentives, allowances, adjustments, credits, discounts, rebates or other contributions of any kind or amount (collectively, the "Referral Incentives and Contributions") made, or to be made, by Seller to Purchaser in connection with Seller's referral of Purchaser to SELLER'S PREFERRED MORTGAGE LENDER(S) DESCRIBED BELOW ("PREFERRED LENDER"), and there are no agreements regarding such Referral Incentives and Contributions, whether written or unwritten, expressed or implied, between the parties except as set forth in this Addendum. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of the main text of the Purchase Agreement, the terms and provisions of this Addendum shall control.

Purchaser acknowledges receipt of that document entitled "Notice of Seller's Business Affiliations" (the "Affiliation Notice"), and Purchaser confirms its understanding that Seller has an affiliation with DHI Mortgage Company, Ltd. ("DHI Mortgage") and that Purchaser is not required to use DHI Mortgage or any Preferred Lender (described below) as a condition of Purchaser's purchase of the Property or Purchaser's access to settlement services in connection with the purchase of the Property. The parties state, acknowledge and agree as follows:

1. Seller shall provide for the benefit of Purchaser the Referral Incentives and Contributions listed in Section 2 below, **provided that** Purchaser chooses to use PREFERRED LENDER to finance the purchase of the Property and **provided that each and all of the following occur**:

a. Purchaser applies to PREFERRED LENDER for a mortgage loan to finance the purchase of the Property within the timeframe provided under Section 2(b) of this Purchase Agreement;

b. Purchaser's loan application is approved by PREFERRED LENDER, and PREFERRED LENDER actually funds the loan and finances the purchase of the Property;

c. Purchaser closes on the purchase of the Property on or before the final date and time for Closing set by Seller pursuant to subsection 16(a) of the Purchase Agreement; and

d. Purchaser uses DHI Title of Mississippi, Inc. to act as settlement agent and close the purchase of the Property.

2. Provided that all the above conditions are satisfied and met in a timely manner, Purchaser shall be entitled to a contribution from Seller towards Purchaser's closing costs in an amount up to **$4,000.00.** This contribution, **up to** the applicable limit, shall be applied against closing fees / costs actually charged to Purchaser, in the following order (as applicable): Temporary Buydowns (if applicable), Origination Charge, Origination Fee, Processing Fee, Upfront Unfinanced Mortgage Insurance (Conventional Financing Only), and Discount Points (if applicable).

If any of the maximum amount of contribution remains unapplied after payment of all of the above listed closing costs, then the remainder shall be applied against other usual and customary closing costs: (a) actually incurred by Purchaser in closing on the purchase and sale of the Property, and (b) shown as charges to Purchaser on the Closing Disclosure. Notwithstanding the foregoing: (i) any contribution by Seller to Purchaser's closing costs shall be subject to Purchaser's loan program and any lender guidelines or restrictions, (ii) no portion of the maximum amount of contribution may be applied as a credit to, or in partial payment of, the Purchase Price of the Property or disbursed to Purchaser, and (iii) any unapplied portion of the maximum amount of contribution shall be forfeited by Purchaser.

3. The Preferred Lender relating to this Builder's Referral Incentive and Contributions Addendum is DHI Mortgage [and ANY CORPORATE-APPROVED PREFERRED LENDER FOR YOUR DIVISION]. More information regarding DHI Mortgage is available at: www.dhimortgage.com.

Purchaser's decision to use any lender other than PREFERRED LENDER will not affect any concessions, incentives or discounts offered by Seller for the purchase of the Property other than the closing cost contributions described in Section 2 above.

IN WITNESS WHEREOF, THE UNDERSIGNED, HAVING READ AND REVIEWED THIS ADDENDUM, HAVE SIGNED THIS ADDENDUM ON THE DATE SHOWN BELOW.

Notice of Collection and Sharing of Personal Information

We are providing you with this notice regarding the personal information we collect, how we use it, and with whom we share it. You can learn more about privacy, how we protect your personal information and your privacy choices in our Privacy Policy, available at www.drhorton.com/privacy-policy.

Below, we describe how we handle various types of personal information you may provide to us.

Identifiers

Identifiers are pieces of information directly linked to a particular individual, such as your name, address, email address, and phone number. We use and share this information to: (1) complete transactions into which you have entered, such as completing your home sale, installing equipment or fulfilling the terms of your home warranty; (2) communicate with you, or permit third parties to communicate with you, including about products and services that may be of interest to you; (3) improve our products and services; and (4) comply with applicable law. We also may be required by law to collect this information. At times, we may share identifiers with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

Legally Protected Characteristics

Depending on the nature of our interaction with you, we may be required under state or federal law to collect certain information related to legally-protected characteristics. This may include your age, sex, race, national origin, or disability. We maintain this information to confirm our compliance with the law, or otherwise to provide you with information about products and services.

Professional, Educational or Employment-Related Information

We may collect certain professional, educational or employment-related information about you, as part of our transactions with you. We only use this information for the specific purposes described when it is collected or as required by law. At times, we may share this information with our third-party service providers, our affiliates, or other third parties to fulfill these purposes.

BUYER(S):

Signed by:
Jeff Talbert on behalf of Arrived Holdings, Inc and/or assigns
85E6579FF4AF456...
_______________________________ 8/28/2024

Buyer: Arrived Holdings, Inc Date